Exhibit 5.3

▐│ HARPER MEYER │▌

                      Attorneys at Law

April 7, 2015

ExamWorks Group, Inc.

3280 Peachtree Road, N.E., Suite 2625

Atlanta, Georgia 30305

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Florida counsel to Gould & Lamb Trust Company, LLC, a Florida limited liability company, and National Institute for Medicare and Medicaid Education, LLC, a Florida limited liability company (each, a “Florida Guarantor” and collectively, the “Florida Guarantors”) in connection with certain matters of Florida law relating to the registration statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) by ExamWorks Group, Inc. (the “Company”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), including the prospectus included therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of: (i) non-convertible debt securities (the “Debt Securities”) to be issued in one or more series under the indenture (the “Indenture”) proposed to be entered into among the Company, the Guarantors named therein and a trustee to be named (the “Trustee”) and (ii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by one or more of the subsidiaries of the Company, including the Florida Guarantors, for the benefit of the Debt Securities.

In connection with our representation of the Florida Guarantors, and as a basis for the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.     The Registration Statement;

2.     A copy of the Second Amended and Restated Articles of Organization of each of the Florida Guarantors, as certified by the Secretary of State of the State of Florida as of a recent date;

HARPER MEYER PEREZ HAGEN O’CONNOR ALBERT & DRIBIN LLP

Suite 800 • 201 S. Biscayne Blvd. • Miami, Florida 33131

Telephone: 305.577.3443 • Facsimile: 305.577.9921 • Website: www.harpermeyer.com

ExamWorks Group, Inc.

April 7, 2015

3.     A copy of the Amended and Restated Operating Agreement of each of the Florida Guarantors, as amended through the date hereof, certified as of the date hereof by the sole member of each of the Florida Guarantors;

4.     A certificate of the Secretary of State of the State of Florida as to the active status of each of the Florida Guarantors, dated as of a recent date;

5.     Resolutions (the “Resolutions”) adopted by the sole member of each of the Florida Guarantors, relating to the Subsidiary Guarantees, certified as of the date hereof by the sole member of each of the Florida Guarantors;

6.     A certificate executed by the sole member of the sole member of each of the Florida Guarantors, dated as of the date hereof; and

7.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.     Each individual executing any of the Documents on behalf of a party (other than the Florida Guarantors) is duly authorized to do so.

3.     Each of the parties (other than the Florida Guarantors) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory.

4.     The obligations of each of the parties executing any of the Documents set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. We express no opinion as to the enforceability of the Subsidiary Guarantees of each of the Florida Guarantors.

5.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

HARPER MEYER PEREZ HAGEN O’CONNOR ALBERT & DRIBIN LLP

Suite 800 • 201 S. Biscayne Blvd. • Miami, Florida 33131

Telephone: 305.577.3443 • Facsimile: 305.577.9921 • Website: www.harpermeyer.com

ExamWorks Group, Inc.

April 7, 2015

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.     Each of the Florida Guarantors is a limited liability company organized under Florida law and its status is active.

2.     With respect to any series of Subsidiary Guarantees to be offered by one or more of the Florida Guarantors pursuant to the Registration Statement (the “Offered Subsidiary Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture and any supplemental indenture have been qualified under the Trust Indenture Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Subsidiary Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subsidiary Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subsidiary Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the sole member and appropriate officers of each of the Florida Guarantors have taken all necessary limited liability company action to approve the issuance and terms of the Offered Subsidiary Guarantees and related matters; (v) the Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Subsidiary Guarantees have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Subsidiary Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indenture so as not to violate any applicable law, the organizational documents of each of the Florida Guarantors, including any charter or operating agreement, as then in effect, or result in a default under or breach of any agreement or instrument binding upon either of the Florida Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over each of the Florida Guarantors; and (vii) the Offered Subsidiary Guarantees have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Subsidiary Guarantees and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Subsidiary Guarantees, when issued and sold in accordance with the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Subsidiary Guarantees and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Florida and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Florida, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Florida, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

HARPER MEYER PEREZ HAGEN O’CONNOR ALBERT & DRIBIN LLP

Suite 800 • 201 S. Biscayne Blvd. • Miami, Florida 33131

Telephone: 305.577.3443 • Facsimile: 305.577.9921 • Website: www.harpermeyer.com

ExamWorks Group, Inc.

April 7, 2015

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

                                          /s/ Harper Meyer Perez Hagen O’Connor

     Albert & Dribin LLP

HARPER MEYER PEREZ HAGEN O’CONNOR ALBERT & DRIBIN LLP

Suite 800 • 201 S. Biscayne Blvd. • Miami, Florida 33131

Telephone: 305.577.3443 • Facsimile: 305.577.9921 • Website: www.harpermeyer.com